EXHIBIT 1.1


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                          SECURITIES PURCHASE AGREEMENT
                                  by and among
                               EMERGENT GROUP INC.
                                       and
                            THE SUBSIDIARY GUARANTORS
                                  named herein
                                       and
                       THE INITIAL PURCHASERS NAMED HEREIN


                            Dated September 17, 1997


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                                TABLE OF CONTENTS
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                                                                                                               Page

ARTICLE I
         DEFINITIONS

         Section 1.1. Definitions.................................................................................1
         Section 1.2. Accounting Terms; Financial Statements......................................................4

ARTICLE II
         ISSUE OF NOTES; PURCHASE AND SALE
         OF NOTES; RIGHTS OF HOLDERS OF NOTES;
             OFFERING BY INITIAL PURCHASERS

         Section 2.1. Issue of Notes..............................................................................4
         Section 2.2. Purchase, Sale and Delivery of Notes........................................................5
         Section 2.3. Registration Rights of Holders of Notes.....................................................5
         Section 2.4. Offering by the Initial Purchasers..........................................................5

ARTICLE III
         REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES

         Section 3.1. Representations and Warranties of the Company and the
                           Subsidiary Guarantors..................................................................6
         Section 3.2. Resale of Notes............................................................................14

ARTICLE IV
         CONDITIONS PRECEDENT TO CLOSING

         Section 4.1. Conditions Precedent to Obligations of the Initial Purchasers..............................14


ARTICLE V
         COVENANTS

         Section 5.1. Covenants of the Company and the Subsidiary Guarantors.....................................16

ARTICLE VI
         FEES

         Section 6.1. Costs, Expenses and Taxes..................................................................17

ARTICLE VII
         INDEMNITY

         Section 7.1. Indemnity..................................................................................18
         Section 7.2. Contribution...............................................................................20


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         Section 7.3. Registration Rights Agreement..............................................................21

ARTICLE VIII
         MISCELLANEOUS

         Section 8.1. Survival of Provisions.....................................................................21
         Section 8.2. Termination................................................................................21
         Section 8.3. No Waiver; Modifications in Writing........................................................22
         Section 8.4. Information Supplied by the Initial Purchasers.............................................22
         Section 8.5. Communications.............................................................................22
         Section 8.6. Execution in Counterparts..................................................................23
         Section 8.7. Successors.................................................................................23
         Section 8.8. Governing Law..............................................................................23
         Section 8.9. Severability of Provisions.................................................................23
         Section 8.10. Headings..................................................................................23

SIGNATURE PAGE...................................................................................................24

SCHEDULE I        ...............................................................................................25

EXHIBIT A.......................................................................................................A-1
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                  SECURITIES PURCHASE AGREEMENT, dated September 17, 1997 (this
"Agreement"), among EMERGENT GROUP INC., a South Carolina corporation (the
"Company"), the Subsidiary Guarantors named herein (the "Subsidiary
Guarantors"), and FIRST UNION CAPITAL MARKETS CORP. ("First Union"), and J.P.
MORGAN SECURITIES INC. and WHEAT, FIRST SECURITIES INC. (collectively, the
"Initial Purchasers").

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                  Section 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Accredited Investor" has the meaning provided therefor in
Section 3.2 of this Agreement.

                  "Act" means the Securities Act of 1933, as amended, and rules and regulations of the Commission thereunder.

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person in question. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

                  "Basic Documents" means, collectively, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and this Agreement.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law to close.

                  "Capital Stock" of any Person means any and all shares, interests or other participation in, and other equivalents (however designated and whether voting or non-voting) of such Person's equity, including membership interests or units in a limited liability company, and includes, without limitation, all series and classes of such equity.

                  "Closing" has the meaning provided therefor in Section 2.2 of this Agreement.


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



                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

                  "Default" means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" means any event defined as an Event of Default in the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934 as amended, and the rules and regulations of the Commission thereunder.

                  "Exchange Act Reports" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Exchange Notes" means "Exchange Securities" as defined in the Registration Rights Agreement.

                  "Final Memorandum" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Indemnified Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

                  "Indemnifying Party" has the meaning provided therefor in
Section 7.1(c) of this Agreement.

                  "Indenture" means the indenture to be dated as of September 23, 1997 among the Company, the Subsidiary Guarantors and Bankers Trust Company, as Trustee, under which the Notes will be issued.

                  "Initial Purchasers" has the meaning set forth in the introductory paragraph to this Agreement.

                  "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligations (as defined in the Indenture)), conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing.

                  "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole; provided that "Material Adverse Effect" shall also mean a material adverse effect on the


                                                      -2-



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ability of the Company or any Subsidiary Guarantor to perform its obligations under this Agreement or the Basic Documents, as applicable.

                  "Memorandum" has the meaning provided therefor in Section 2.1 of this Agreement.

                  "Notes" means the 10.75% Senior Notes due 2004 of the Company.

                  "Offering" has the meaning assigned thereto in the Memorandum.

                  "Offering Materials" has the meaning provided therefor in
Section 7.1 of this Agreement.

                  "Person" means any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint-stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PORTAL" means the Private Offering, Resales, and Trading through Automated Linkages Market.

                  "Preliminary Memorandum" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Proceeding" has the meaning provided therefor in Section 7.1(c) of this Agreement.

                  "QIB" has the meaning provided therefor in Section 3.2 of this Agreement.

                  "Registration Rights Agreement" means the exchange and registration rights agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers relating to the Notes.

                  "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

                  "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

                  "Subsidiary Guarantee" has the meaning provided therefor in
Section 2.1 of this Agreement.

                  "Subsidiary Guarantor" has the meaning set forth in the introductory paragraph to this Agreement.



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                  "Subsidiaries" means, with respect to any Person, any
corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first- named Person for financial statement purposes.

                  "Taxes" has the meaning provided therefor in Section 3.1(v) of this Agreement.

                  "Time of Purchase" has the meaning provided therefor in
Section 2.2 of this Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

                  Section 1.2. Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations to which accounting principles apply shall be made in accordance with sound accounting practice.


                                   ARTICLE II

                        ISSUE OF NOTES; PURCHASE AND SALE
                      OF NOTES; RIGHTS OF HOLDERS OF NOTES;
                         OFFERING BY INITIAL PURCHASERS

                  Section 2.1. Issue of Notes. The Company has authorized the issuance of $125,000,000 aggregate principal amount of the Notes which are to be issued pursuant to the Indenture. Each Note will be substantially in the form of the Note set forth in the Indenture. The Notes will be jointly and severally unconditionally guaranteed by the Subsidiary Guarantors pursuant to the terms of the Indenture (the "Subsidiary Guarantees").

                  The Notes will be offered and sold to the Initial Purchasers without being registered under the Act, in reliance on exemptions therefrom.

                  In connection with the sale of the Notes, the Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum dated August 28, 1997 (the "Preliminary Memorandum") and prepared a final offering memorandum dated September 17, 1997 (the "Final


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



Memorandum" and, together with the Preliminary Memorandum, the ("Memorandum") setting forth or including a description of the terms of the Notes, the terms of the Offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein. Any reference to the Preliminary Memorandum or the Final Memorandum shall be deemed to refer to and include the documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference in the Preliminary Memorandum or the Final Memorandum on or prior to the date of the Preliminary Memorandum or the Final Memorandum, as the case may be, and any reference to any amendment or supplement to the Memorandum or the Memorandum as amended or supplemented shall be deemed to refer to and include any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Final Memorandum and prior to the date of such amendment or supplement. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Memorandum, the Final Memorandum, or any amendment or supplement to the Memorandum, as the case may be, are referred to as the "Exchange Act Reports".

                  Section 2.2. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees that it will sell to each Initial Purchaser, and each Initial Purchaser agrees, acting severally and not jointly, that it will purchase from the Company at the Time of Purchase, the principal amount of the Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a price equal to 97% of the principal amount thereof.

                  The purchase, sale and delivery of the Notes will take place at a closing (the "Closing") at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 10:00 A.M., New York time, on September 23, 1997, or such later date and time, if any, as the Initial Purchasers and the Company shall agree. The time at which such Closing is concluded is herein called the "Time of Purchase."

                  One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 24 hours prior closing, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds wired in accordance with the written instructions of the Company. The Company will make such certificate or certificates for the Notes available for checking at least 24 hours prior to the Closing.

                  Section 2.3. Registration Rights of Holders of Notes. The Initial Purchasers and their direct and indirect transferees of the Notes will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the Trust Indenture Act as are set forth in the Registration Rights Agreement.

                  Section 2.4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.


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                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES; RESALE OF NOTES
  Section 3.1. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers as follows:

                  (a) The Preliminary Offering Memorandum, as of its date, did not and the Final Memorandum, as of its date and at the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3.1(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Final Memorandum or any amendment or supplement thereto as set forth in Section 8.4 hereof.

                  (b) To the best of the Company's knowledge, the financial statements of the Company, together with the related notes, set forth in the Memorandum fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein), except that the unaudited interim financial statements are subject to normal year-end adjustments; and the summary and selected financial data in the Memorandum present fairly the financial information shown therein and have been prepared and compiled on a basis consistent with audited financial statements included therein, except as otherwise stated therein. KPMG Peat Marwick LLP, which has reported upon the audited financial statements included in the Memorandum, is an independent public accounting firm as required by the Act and the rules and regulations thereunder.

                  (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of South Carolina with power and authority (corporate and other) to own its properties and conduct its business as described in the Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;



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                  (d) As of the Time of Purchase (after giving effect to the
         Offering), the Company will have the capitalization as set forth in the Final Memorandum, except as otherwise noted therein and for exercises of options granted in the ordinary course of business to employees as compensation. All of the issued and outstanding Capital Stock of the Company are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the Final Memorandum, all of the issued shares in the capital of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens.

                  (e) This Agreement has been duly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors and (assuming the due authorization, execution and delivery by the Initial Purchasers), is a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms except (i) that the enforcement hereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (f) The Indenture has been duly authorized by each of the Company and the Subsidiary Guarantors and, when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (g) The Registration Rights Agreement has been duly authorized by each of the Company and the Subsidiary Guarantors and, when executed and delivered by the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) The Notes and the Exchange Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the


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         benefits of the Indenture and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (i) The Subsidiary Guarantees and the guarantees of the Exchange Notes have been duly authorized by each of the Subsidiary Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantees and the guarantees of the Exchange Notes will be entitled to the benefits of the Indenture and will constitute valid and legally binding obligations of each of the Subsidiary Guarantors enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (j) Immediately after the consummation of the transactions contemplated by this Agreement (including the use of proceeds from the sale of Notes at the Time of Purchase), the fair value and present fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) will not be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the use of proceeds from the sale of Notes at the Time of Purchase), (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

                  (k) Each of the Company and the Subsidiary Guarantors (to the extent a party thereto) has all requisite power and authority to (i) execute, deliver and perform its obligations under this Agreement and each of the Basic Documents, (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement and each of the Basic Documents and (iii) issue the Notes or its Subsidiary Guarantee, as the case may be, in the manner and for the purpose contemplated by this Agreement.

                  (1) Subsequent to the date as of which information is given in the Memorandum there has not been (i) any event or condition that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) any transaction entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, that is material to the Company or any of its Subsidiaries, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on its common equity.

                  (m) Except as set forth in the Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company,

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         threatened to which the Company or any of its Subsidiaries is or would be a party or of which the properties or assets of the Company or any of its Subsidiaries are or may be subject that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Notes by the Company or the making of the Subsidiary Guarantees by any Subsidiary Guarantor or any of the other transactions contemplated hereby or by any of the Basic Documents, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (n) The execution, delivery and performance by the Company and the Subsidiary Guarantors (to the extent a party thereto) of this Agreement and the Basic Documents, and the issuance and sale by the Company of the Notes, the making of the Subsidiary Guarantees by the Subsidiary Guarantors, and the execution, delivery and performance by the Company and the Subsidiary Guarantors (to the extent a party thereto) of all other agreements and instruments to be executed and delivered by the Company and the Subsidiary Guarantors pursuant hereto or thereto or in connection herewith or therewith, and compliance by the Company and the Subsidiary Guarantors (to the extent a party thereto) with the terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to the Company or any of its Subsidiaries or (ii) conflict with or result in a breach of or constitute a default under the organizational documents of the Company or any of its Subsidiaries or any indenture or loan or credit agreement, or any other agreement or instrument, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of their respective properties or assets, may be bound or affected, or (iii) except as contemplated by this Agreement and the Basic Documents, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except, in each case, where such violation, conflict, default or creation or imposition of any Lien would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  (o) Each agreement or instrument executed and delivered by the Company or the Subsidiary Guarantors (to the extent a party thereto) in connection with this Agreement and the Basic Documents has been duly and validly authorized, executed and delivered by the Company and the Subsidiary Guarantors (to the extent a party thereto) and constitutes or will constitute a valid and legally binding obligation of the Company and the Subsidiary Guarantors (to the extent a party thereto), enforceable against them in accordance with its terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity and contribution hereunder and thereunder may be limited by applicable law.

                  (p) Neither the Company nor any of its Subsidiaries is currently or, after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, will be (i) in violation of its respective organizational documents,
         (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected (except as set forth in the Memorandum), (iii) in violation of any order of any court, arbitrator or governmental body or (iv) in violation of or will have violated any statute, rule or regulation of any governmental authority, which default or violation (individually or in the aggregate) could reasonably be expected to (x) affect the legality, validity or enforceability of this Agreement or any of the Basic Documents or (y) have a Material Adverse Effect.

                  (q) No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company or the Subsidiary Guarantors of this Agreement or any of the Basic Document, the compliance by the Company or the Subsidiary Guarantors with the terms and provisions hereof and thereof or the consummation of the transactions contemplated hereby and thereby, except (i) as may be required under State securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes
         (ii) as may be required under the Act, the Trust Indenture Act, and State securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the exchange offer or resale registration statement described in the Memorandum and contemplated by the Registration Rights Agreement or (iii) as would not (individually or in the aggregate) have a Material Adverse Effect.

                  (r) The Company and each of its Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Memorandum; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Memorandum, such Permits contain no restriction that are materially burdensome to the Company or any of its Subsidiaries.

                  (s) Neither the Company nor any Subsidiary Guarantor is, and immediately after the Time of Purchase will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (t) The execution and delivery of this Agreement and the other Basic Documents and the sale of the Notes to the Initial Purchasers will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code on the part of the Company or any of its Subsidiaries. No Reportable Event (as defined in Section

         4043 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Employee Benefit Plan (as defined below), and the Company and each of its Subsidiaries have complied in all material respects with the applicable provisions of ERISA and the Code in connection with the Employee Benefit Plans. The present value of all accrued benefits under each Employee Benefit Plan subject to Title IV of ERISA (based on the current liability, interest rate and other assumptions used in preparation of the plan's Form 5500 Annual Report) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such plan allocable to such accrued benefits. Neither the Company, any of its Subsidiaries, nor any Commonly Controlled Entity (as defined below) has had a complete or partial withdrawal from any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), and neither the Company, any of its Subsidiaries, nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company, any of its Subsidiaries, or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which such representation is made or deemed made. No such Multiemployer Plan is in reorganization or insolvent. There are no material liabilities of the Company, any of its Subsidiaries, or any Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as described in Section 3(l) of ERISA). "Commonly Controlled Entity" shall mean any person or entity that, together with any Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. "Employee Benefit Plan" shall mean an employee benefit plan, as defined in Section 3(3) of ERISA which is maintained or contributed to by the Company, any of its Subsidiaries or any Commonly Controlled Entity or to which the Company, any of its Subsidiaries or any Commonly Controlled Entity may have liability.

                  (u) The Company and its Subsidiaries have good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Memorandum as owned or leased, respectively, by them which are material to the business of the Company, free and clear of all Liens, except (i) such Liens as are described in the Memorandum or (ii) Liens created in the ordinary course of business which are Permitted Liens (as defined in the Indenture). All of the leases material to the business of the Company and under which the Company or any of its Subsidiaries holds properties described in the Memorandum are valid and binding as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries.

                  (v) No form of general solicitation or general advertising was used by the Company or the Subsidiary Guarantors or their representatives in connection with the offer and sale of the Notes. Neither the Company nor any Subsidiary Guarantor nor any Person authorized to act for any of them has, either directly or indirectly, sold or offered for sale any of the Notes or Subsidiary Guarantees or any other similar security to, or solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than with or through the Initial Purchasers; and the Company and the Subsidiary Guarantors agree that neither they nor any Person acting on their behalf will sell or offer for sale any Notes or Subsidiary Guarantees to, or solicit any offers to buy any Notes from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Notes and Subsidiary Guarantees within the provisions of Section 5 of the Act.

                  (w) All tax returns required to be filed by the Company and its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been so filed and all taxes, assessments, fees and other charges including, without limitation, withholding taxes, penalties, and interest ("Taxes") due or claimed to be due have been paid, other than those Taxes being contested in good faith and those Taxes for which adequate reserves or accruals have been established in accordance with generally accepted accounting principles, except where the failure to file such returns or to pay such Taxes is not reasonably likely to have, singly or in the aggregate, a Material Adverse Effect. The Company knows of no actual or proposed additional tax assessments for any fiscal period against the Company and its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  (x) The Company and its Subsidiaries are the sole and exclusive owner or licensee of all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which would have or could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Memorandum, neither the Company nor any of its Subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property which infringements or claims (individually or in the aggregate) would have a Material Adverse Effect.

                  (y) Except as set forth in the Memorandum or such as does not have a Material Adverse Effect, the Company and its Subsidiaries comply with all, and have no liability under any, laws, rules and regulations (including, without limitation, all applicable environmental laws, rules and regulations) applicable to them, and the Company and its Subsidiaries own or possess and are operating in compliance in all material respects with the terms, provisions, conditions, restrictions and limitations contained in all licenses, franchises, approvals, certificates and permits (including, without limitation, environmental permits) from all Federal, State, foreign and local governmental and regulatory authorities which are necessary to own or lease their respective properties and assets and to the conduct of their respective businesses. There are no citations or notices of forfeiture or other proceedings pending or, to the best knowledge of the Company, threatened or any basis therefor which would lead to the revocation, termination, suspension or non-renewal of any such license, franchise, approval, certificate or permit except where all such revocations, terminations, suspensions or non- renewals, individually or in the aggregate, would not have a Material Adverse Effect. Other than as disclosed in the Memorandum, (i) there are no license renewal or other regulatory proceedings existing, pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries that would have a Material Adverse Effect, and (ii) there are no restrictions or limitations contained in any applicable license, franchise, approval, certificate or permit, or, to the best knowledge of the Company, threatened or proposed in any pending or contemplated hearing, proceeding or procedure, that would have a Material Adverse Effect.

                  (z) The Notes, the Subsidiary Guarantees, the Indenture, and the Registration Rights Agreement conform in all material respects to the description thereof in the Final Memorandum.

                  (aa) Assuming the accuracy of the Initial Purchasers' representation and warranties set forth in Section 3.2 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 hereof, the offer and sale of the Notes to the Initial Purchasers and the initial resale of the Notes by the Initial Purchasers, in each case in the manner contemplated by this Agreement and the Memorandum, do not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act.

                  (bb) Except as set forth in the Memorandum, there is no strike, labor dispute, slowdown or work stoppage with the employees of the company which is pending or, to the best knowledge of the Company, threatened.

                  (cc) Each of the Company and its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

                  (dd) No securities of the Company or the Subsidiary Guarantor are of the same class (within the meaning of Rule 144A under the Act) as the Notes or Subsidiary Guarantees, as the case may be, and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system.

                  (ee) None of the Company nor any Subsidiary Guarantors or any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

                  (ff) None of the Company, the Subsidiary Guarantors, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S") with respect to the Notes and the Subsidiary Guarantees and the Company, the Subsidiary Guarantors and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirements of Regulation S.

                  (gg) The statistical and market-related data included in the Memorandum are based on or derived from sources which the Company believes to be reliable and accurate or represents the Company's good faith estimates that are made on the basis of data derived from such sources.

                  (hh) Except as stated in the Memorandum, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Notes and the transactions contemplated by the Final Memorandum.

                  Section 3.2. Resale of Notes. Each of the Initial purchasers represents and warrants (as to itself only) that it is a "qualified institutional buyer" as defined in Rule 144A under the Act ("QIB"). Each of the Initial Purchasers agrees with the Company (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (b) it has and will solicit offers for the Notes only from, and will offer the Notes only to, (A) in the case of offers inside the United States, (i) Persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such Person is buying for one or more institutional accounts for which such Person is acting as fiduciary or agent, only when such Person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions complying with Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Act) that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to Persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in transactions complying with Rule 903 under the Act.

                                   ARTICLE IV

                         CONDITIONS PRECEDENT TO CLOSING

                  Section 4.1. Conditions Precedent to Obligations of the Initial Purchasers. The obligation of each Initial Purchaser to purchase the Notes to be purchased by it hereunder is subject, at the Time of Purchase, to the satisfaction of the following conditions:

                  (a) At the Time of Purchase, the Initial Purchasers shall have received the opinion, dated as of the Time of Purchase and addressed to the Initial Purchasers, of Wyche, Burgess, Freeman & Parham, P.A., counsel for the Company and the Subsidiary Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect as set forth on Exhibit A hereto.

                  (b) The Initial Purchasers shall have received an opinion, addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and dated as of the Time of Purchase, of Sullivan & Cromwell, counsel to the Initial Purchasers.

                  (c) The Initial Purchasers shall have received from each of KPMG Peat Marwick, LLP and Elliott, Davis & Company, LLP a comfort letter or letters dated the date hereof and the Closing in form and substance reasonably satisfactory to counsel to the Initial Purchasers.

                  (d) The representations and warranties made by the Company and the Subsidiary Guarantors herein shall be true and correct in all material respects on and as of the Time of Purchase with the same effect as though such representations and warranties had been made on and as of the Time of Purchase, the Company and the Subsidiary Guarantors shall have complied in all material respects with all agreements as set forth in or contemplated hereunder and in the Basic Documents required to be performed by it at or prior to the Time of Purchase.

                  (e) Subsequent to the date of the Final Memorandum, (i) there shall not have been any change, or any development involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect and (ii) the Company and its Subsidiaries shall have conducted their respective businesses only in the ordinary course.

                  (f) At the Time of Purchase and after giving effect to the consummation of the transactions contemplated by this Agreement and the Basic Documents, there shall exist no Default or Event of Default.

                  (g) The purchase of and payment for the Notes by the Initial Purchasers hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System).

                  (h) At the Time of Purchase, the Initial Purchasers shall have received a certificate, dated the Time of Purchase, from the Company and the Subsidiary Guarantors stating that the conditions specified in Sections 4.1(d), (e), (f) and (g) have been satisfied or duly waived at the Time of Purchase.

                  (i) Each of the Basic Documents shall be satisfactory in form and substance to each of the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                  (j) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the Basic Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  On or before the Closing, the Initial Purchasers and counsel to the Initial Purchasers shall have received such further documents, opinions, certificates and schedules or other instruments relating to the business, corporate, legal and financial affairs of the Company as they may reasonably request.

                                    ARTICLE V
                                    COVENANTS
                  Section 5.1. Covenants of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors covenant and agree with each of the Initial Purchasers that:

                  (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

                  (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes and Subsidiary Guarantees for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company will, without charge, provide to the initial Purchasers and to counsel to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

                  (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

                  (f) For and during the period ending on the date no Notes or Exchange Notes are outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Notes or Exchange Notes and, promptly after available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                  (g) Prior to the Time of Purchase, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

                  (h) None of the Company, any Subsidiary Guarantor or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes and the Subsidiary Guarantees in a manner which would require the registration under the Act of the Notes.

                  (i) None of the Company, any Subsidiary Guarantor or any of their Affiliates will solicit any offer to buy or offer to sell the Notes or Subsidiary Guarantees by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not salable in full under Rule 144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (k) The Company will use its best efforts to (i) permit the Notes to be included for quotation on PORTAL and (ii) permit the Notes and Exchange Notes to be eligible for clearance and settlement through The Depository Trust Company.

                  (1) The Company and the Subsidiary Guarantors (to the extent a party thereto) will do and perform all things required to be done and performed by them under this Agreement and the Basic Documents prior to or after the Closing and to satisfy all conditions precedent on their part to the obligations of the Initial Purchasers to purchase and accept delivery of the Notes.



                                   ARTICLE VI

                                      FEES

                  Section 6.1. Costs, Expenses and Taxes. The Company and the Subsidiary Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8.2 hereof, including, but not limited to, all costs and expenses incident to (i) the printing, word processing and reproduction of this Agreement, each of the Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, (ii) printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto and any other marketing related materials,
(iii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (v) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (vi) the qualification of the Notes under securities and "blue sky" laws, including filing fees, word processing and reproduction costs of any "blue sky" memoranda and fees and disbursements of counsel to the Initial Purchasers relating thereto, (vii) expenses of Company personnel and the cost of any privately chartered air travel in connection with any meetings with prospective investors in the Notes, (viii) fees and expenses of the trustee, including fees and expenses of counsel to the Trustee, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Notes on PORTAL, (x) any fees charged by rating agencies for the rating of the Notes, and (xi) except as limited by Article VII, all costs and expenses including, without limitation, reasonable attorneys' fees and expenses), if any, in connection with the enforcement of this Agreement, the Notes or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Basic Document or the issuance of the Notes, and shall save and hold each Initial Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

                                   ARTICLE VII

                                    INDEMNITY

                  Section 7.1. Indemnity.

                  (a) Indemnification by the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, agree and covenant to hold harmless and indemnify each of the Initial Purchasers and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which such Initial Purchaser and its Affiliates may become subject arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum and any amendments or supplements thereto, the Basic Documents or any documents filed with the Commission or any State Commission (collectively, the "Offering Materials") or arising out of or based upon the omission or alleged omission to state in any of the Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Subsidiary Guarantors shall not be liable under this paragraph (a) to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph
(a) in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing by such Initial Purchasers for therein. The Company and the Subsidiary Guarantors, on a joint and several basis, further agree to reimburse each Initial Purchaser for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being an Initial Purchaser; provided that if the Company or the Subsidiary Guarantors reimburse an Initial Purchaser hereunder for any expenses incurred in connection with a lawsuit, claim or other proceeding for which indemnification is sought, such Initial Purchaser hereby agrees to refund such reimbursement of expenses to the extent that the losses, claims, damages or liabilities are not entitled to indemnification hereunder. The Company and the Subsidiary Guarantors further agree that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not an Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligations of the Company and the Subsidiary Guarantors under this Article VII shall be in addition to any liability the Company and the Subsidiary Guarantors may otherwise have.

                  (b) Indemnification by the Initial Purchasers. Each of the Initial Purchasers agrees and covenants, severally and not jointly, to hold harmless and indemnify the Company and the Subsidiary Guarantors and any Affiliates thereof (including any director, officer, employee, agent or controlling Person of any of the foregoing) from and against any losses, claims, damages, liabilities and expenses insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement of any material fact contained in the Offering Materials, or upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by such Initial Purchaser for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Initial Purchasers under this Article VII shall be in addition to any liability the Initial Purchasers may otherwise have.

                  (c) Procedure. If any Person shall be entitled to Indemnity hereunder (each an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnity is sought (each an "Indemnifying Party") of the commencement of any action, suit, investigation or proceeding, governmental or otherwise (a "Proceeding"), with respect to which such Indemnified Party seeks Indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Parties agree to pay such fees and expenses; or (2) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnified Parties shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same Jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties. No Indemnified Party or Parties will settle any Proceeding without the consent of the Indemnifying Party or Parties (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party, from all liability or claims that are the subject of such Proceeding.

                  Section 7.2. Contribution. If for any reason the indemnification provided for in Section 7.1 of this Agreement is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifying and Indemnified Parties shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Initial Purchaser. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

                  The Company and the Subsidiary Guarantors and each of the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined pro rata or per capita or by any other method of allocation which does not take into account the equitable considerations referred to in such paragraph. Notwithstanding any other provision of this Section 7.2, no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  Section 7.3. Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                  Section 8.1. Survival of Provisions. The representations, warranties and covenants of the Company, the Subsidiary Guarantors, their respective officers and the Initial Purchasers made herein, the indemnity and contribution agreements contained herein and each of the provisions of Articles VI, VII and VIII shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, the Subsidiary Guarantors, any Initial Purchaser or any Indemnified Party, (b) acceptance of any of the Notes and payment therefor, (c) any termination of this Agreement, or
(d) disposition of the Notes by the Initial Purchasers whether by redemption, exchange, sale or otherwise.

         Section 8.2. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Time of Purchase in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto at or prior to the Closing or if any of the following shall have occurred:

                  (i) the Company or any of its Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a Change of Control (as defined in the Indenture) of the Company or any of its Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                  (iii) a banking moratorium shall have been declared by New York, South Carolina or United States authorities;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                  (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to this Section 8.2 shall be without liability of any party to any other party except as provided in
Section 8.1 hereof.

         Section 8.3. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, the Subsidiary Guarantors or any Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Subsidiary Guarantors or any Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Subsidiary Guarantors from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company, the Subsidiary Guarantors and each Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Subsidiary Guarantors from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Subsidiary Guarantors in any case shall entitle the Company or the Subsidiary Guarantors to any other or further notice or demand in similar or other circumstances.

                  Section 8.4. Information Supplied by the Initial Purchasers. The statements set forth in the last two sentences of the third paragraph under the caption "Plan of Distribution" and the fourth sentence of the fifth paragraph under the caption "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 3.1(a) and 7.1(a) and (b) hereof.

                  Section 8.5. Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, (a) if to the Initial Purchasers, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to it in care of First Union Capital Markets Corp., 301 South College Street TW-10, Charlotte, NC 28288 and (b) if to the Company or any Subsidiary Guarantor, shall be given by similar means to it in care of the Company, 15 South Main Street, Suite 700, Greenville, South Carolina 29601, attn: Chief Financial Officer. In each case notices, demands and other communications shall be deemed given when received.

                  Section 8.6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 8.7. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 7.1(a) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Initial Purchasers and any Person or Persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7.1(b) of this Agreement shall also be for the benefit of the directors of the Company and the Subsidiary Guarantors, their officers and any Person or Persons who control the Company or the Subsidiary Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

                  Section 8.8. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  Section 8.9. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 8.10. Headings. The Article and Section headings and Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                       EMERGENT GROUP, INC.

                                       By: /s/ Kevin J. Mast
                                          Name: Kevin J. Mast
                                          Title: VP, CFO & Treasurer

                                       CAROLINA INVESTORS, INC.
                                       EMERGENT BUSINESS CAPITAL, INC.
                                       EMERGENT COMMERCIAL MORTGAGE, INC.
                                       EMERGENT EQUITY ADVISORS, INC.
                                       EMERGENT FINANCIAL CORP.
                                       EMERGENT MORTGAGE CORP.
                                       EMERGENT MORTGAGE COPR. OF TENESSEE
                                       PREMIER FINANCIAL SERVICES, INC.
                                       STERLING LENDING CORPORATION
                                       STERLING LENDING CORPORATION
                                         INSURANCE AGENCY, INC.
                                       THE LOAN PRO$, INC.,
                                       as Subsidiary Guarantors

                                       By: /s/ Kevin J. Mast
                                          Name: Kevin J. Mast
                                          Title: VP & Treasurer

                                       FIRST UNION CAPITAL MARKETS CORP.

                                       By: /s/ Steven J. Taylor
                                           Name: Steven J. Taylor
                                           Title: Senior Director


                                       J.P. MORGAN SECURITIES INC.

                                       By: /s/ Cathleen J. Matanle
                                           Name:
                                           Title: VP

                                       WHEAT, FIRST SECURITIES, INC.

                                       By: /s/ William E. Hardy
                                           Name: William E. Hardy
                                           Title: Managing Director

                                                                    SCHEDULE I





                                                                              Principal Amount
Initial Purchaser                                                                 of Notes
-----------------                                                                ---------
First Union Capital Markets Corp..........................................       $68,750,000
J.P. Morgan Securities Inc................................................        43,750,000

Wheat, First Securities, Inc..............................................        12,500,000
                                         Total                                  $125,000,000
                                                                                 -----------


                                    EXHIBIT A


                Opinion of Wyche, Burgess, Freeman & Parham, P.A.


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of South Carolina with power and authority (corporate and other) to own its properties and conduct its business as described in the Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

                  (ii) Except as set forth in the Final Memorandum, all of the issued shares in the capital of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens.

                  (iii) The Securities Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors.

                  (iv) The Indenture has been duly authorized by each of the Company and the Subsidiary Guarantors and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (v) The Registration Rights Agreement has been duly authorized by each of the Company and the Subsidiary Guarantors and constitutes a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of them in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and to general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (vi) The Notes have been duly authorized by the Company, are entitled to the benefits of the Indenture and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except that the enforcement thereof may be subject to
         (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (vii) The Subsidiary Guarantees have been duly authorized by each of the Subsidiary Guarantors, are entitled to the benefits of the Indenture and constitute valid and legally binding obligations of each of the Subsidiary Guarantors enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                  (viii) To the knowledge of such counsel, except as set forth in the Final Memorandum, there is no action, suit, investigation or proceeding, governmental or otherwise, pending or, to the best knowledge of the Company, threatened to which the Company or any of its Subsidiaries is or would be a party or of which the properties or assets of the Company or any of its Subsidiaries are or may be subject that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance and sale of the Notes by the Company or the making of the Subsidiary Guarantees by any Subsidiary Guarantor or any of the other transactions contemplated by the Securities Purchase Agreement or any of the Basic Documents, (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions or (iii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (ix) The execution, delivery and performance by the Company and the Subsidiary Guarantors (to the extent a party thereto) of the Securities Purchase Agreement and the Basic Documents, and the issuance and sale by the Company of the Notes, the making of the Subsidiary Guarantees by the Subsidiary Guarantors, and the execution, delivery and performance by the Company and the Subsidiary Guarantors (to the extent a party thereto) of all other agreements and instruments to be executed and delivered by the Company and the Subsidiary Guarantors pursuant thereto or in connection therewith, and compliance by the Company and the Subsidiary Guarantors (to the extent a party thereto) with the terms and provisions thereof, and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of any law, rule or regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect or in effect at the Time of Purchase having applicability to the Company or any of its Subsidiaries or (ii) conflict with or result in a breach of or constitute a default under the organizational documents of the Company or any of its Subsidiaries or any indenture or loan or credit agreement, or any other agreement or instrument, known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of their respective properties or assets, may be bound or affected, or (iii) except as contemplated by the Securities Purchase Agreement and the Basic Documents, result in, or require the creation or imposition of, any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except, in each case, where such violation, conflict, default or creation or imposition of any Lien would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  (x) To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is currently or, after giving effect to the consummation of the transactions contemplated by the Securities Purchase Agreement and the Basic Documents, will be (i) in violation of its respective organizational documents, (ii) in default (nor will an event occur which with notice or passage of time or both would constitute such a default) under or in violation of any indenture or loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected (except as set forth in the Memorandum), (iii) in violation of any order of any court, arbitrator or governmental body or (iv) in violation of or will have violated any statute, rule or regulation of any governmental authority, which default or violation (individually or in the aggregate) could reasonably be expected to (x) affect the legality, validity or enforceability of this Agreement or any of the Basic Documents or (y) have a Material Adverse Effect.

                  (xi) No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is required in connection with the execution, delivery or performance by the Company or the Subsidiary Guarantors of the Securities Purchase Agreement or any of the Basic Document, the compliance by the Company or the Subsidiary Guarantors with the terms and provisions thereof or the consummation of the transactions contemplated thereby, except (i) as may be required under State securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the offer and sale of the Notes (ii) as may be required under the Act, the Trust Indenture Act, and State securities or "blue sky" laws or the laws of any foreign jurisdiction in connection with the exchange offer or resale registration statement described in the Memorandum and contemplated by the Registration Rights Agreement or (iii) as would not (individually or in the aggregate) have a Material Adverse Effect.

                  (xii) Neither the Company nor any Subsidiary Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xiii) To the knowledge of such counsel, the Company and its Subsidiaries have good and valid title to, or valid and enforceable leasehold interests in, all properties and assets identified in the Memorandum as owned or leased, respectively, by them which are material to the business of the Company, free and clear of all Liens, except (i) such Liens as are described in the Memorandum or (ii) Liens created in the ordinary course of business which are Permitted Liens (as defined in the Indenture). To the knowledge of such counsel, all of the leases material to the business of the Company and under which the Company or any of its Subsidiaries holds properties described in the Memorandum are valid and binding as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries.

                  (xiv) The Notes, the Subsidiary Guarantees, the Indenture, and the Registration Rights Agreement conform in all material respects to the description thereof in the Final Memorandum.

                  (xv) Assuming the accuracy of the Initial Purchasers' representation and warranties set forth in Section 3.2 of the Securities Purchase Agreement, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3.2 of the Securities Purchase Agreement, the offer and sale of the Notes to the Initial Purchasers and the initial resale of the Notes by the Initial Purchasers, in ease case in the manner contemplated by the Securities Purchase Agreement and the Memorandum, do not require registration under the Act and the Indenture does not require qualification under the Trust Indenture Act.

                  (xvi) The statements under the caption "Business-Regulation" in the Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate, fair and complete.

                  (xvii) The Company and each of its Subsidiaries has such Permits as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Memorandum; to the best of such counsel's knowledge, after due inquiry, the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Memorandum, such Permits contain no restriction that are materially burdensome to the Company or any of its Subsidiaries.

                  (xviii) Such counsel have no reason to believe that any of the Exchange Act Reports (other than the financial statements therein, as to which such counsel need express no opinion), when they were filed under the Exchange Act, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and such counsel have no reason to believe that the Memorandum and any further amendments or supplements thereto made by the Company prior to the Time of Purchase (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Purchase an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.